SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 PROXY STATEMENT

       (PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934)

                          Filed by the Registrant [ X ]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
       [ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                              EQUINOX SYSTEMS INC.
                              --------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              EQUINOX SYSTEMS INC.
                              --------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:
          (2) Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:
          (2) Form, Schedule or Registration No.:
          (3) Filing Parties:
          (4) Date Filed:

[EQUINOX LOGO OMITTED]

Equinox Systems Inc.
One Equinox Way
Sunrise, Florida 33351

www.equinox.com

                                         April 19, 1999

Fellow Equinox Shareholders:

         I am pleased to invite you to the Annual Meeting of Shareholders of Equinox Systems.

         As stated in the attached formal notice, the meeting will be held on June 10, 1999 at the Weston Hills Country Club in Weston, Florida and the matters to be acted upon at the meeting are described in the attached Proxy Statement.

         Also contained in this package is the Equinox 1998 Annual Report, which includes detailed financial information and a discussion of business activities at Equinox. As we have done at previous annual meetings, in addition to considering the matters described in the Proxy Statement, we will review the highlights of the past year and discuss the opportunities ahead for Equinox.

         We look forward to your participation and strongly encourage you to sign and mail your proxy card promptly to ensure that your shares will be represented, whether or not you plan to attend at the annual meeting.


                                         Sincerely,

                                         /s/ William A. Dambrackas
                                         --------------------------
                                         WILLIAM A. DAMBRACKAS

                                         CHAIRMAN OF THE BOARD,
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              EQUINOX SYSTEMS INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 1999

                             -----------------------



To the shareholders of
  Equinox Systems Inc.:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Equinox Systems Inc., a Florida corporation (the "Company"), will be held at the Weston Hills Country Club, 2600 Country Club Way, Weston, Florida on June 10, 1999 at 10:30 A.M., local time, for the following purposes:

         1. To elect four Directors of the Company, to serve until the annual meeting of shareholders to be held in 2000 or until their respective successors are duly elected and qualified;

         2. To consider and vote upon a proposal to amend the Company's 1993 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Common Stock reserved for issue and grant under the Plan from 2,025,000 to 2,275,000; and

         3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

         All shareholders are cordially invited to attend, although only shareholders of record at the close of business on April 16, 1999 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.


                                  By Order of the Board of Directors,



                                  MARK KACER
                                  SECRETARY
Ft. Lauderdale, Florida
April 19, 1999

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                              EQUINOX SYSTEMS INC.

                              --------------------

                                 PROXY STATEMENT
                              ---------------------




                     DATE, TIME AND PLACE OF ANNUAL MEETING

           This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Equinox Systems Inc., a Florida corporation (the "Company"), to be voted at the 1999 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 10:30 A.M., local time, June 10, 1999 at the Weston Hills Country Club, 2600 Country Club Way, Weston, Florida, for the purposes set forth in the preceding notice. The approximate date on which this proxy statement and the form of proxy were first sent or given to the shareholders of the Company was April 26, 1999.

         The complete mailing address of the Company's principal executive headquarters is Equinox Systems Inc., One Equinox Way, Sunrise, Florida 33351.




                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective unless written notice of the revocation is received by the Company at or prior to the Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Meeting, the Company's shareholders will consider and vote upon the following matters:

         1. The election of four Directors of the Company, to serve until the annual meeting of shareholders to be held in 2000 or until their respective successors are duly elected and qualified;

         2. A proposal to amend the Company's 1993 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Common Stock reserved for issue and grant under the Plan from 2,025,000 to 2,275,000; and

         3. Such other business as may properly come before the Meeting and any adjournments thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the nominees for Director named herein and (ii) FOR the proposed amendment to the Plan and (iii) in their discretion upon such other business as may be properly brought before the meeting and each adjournment thereof.



                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only the holders of shares of the Company's common stock, $.01 par value per share (the "Common Stock") at the close of business on April 16, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the close of business on April 1, 1999, there were 5,323,378 shares of the Common Stock outstanding. The presence in person or by proxy of a majority of the shares entitled to vote at the Meeting shall constitute a quorum at the Meeting. To be elected, a Director must receive a majority of the votes cast by the shares of Common Stock represented in person or by proxy at the meeting. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for the approval of the proposal to amend the Plan and any other matter that may be submitted to a vote of the shareholders. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspector of elections will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefor would not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If less than a majority of the outstanding shares of Common Stock are represented at the Meeting, a majority of the shares so represented may adjourn the Meeting from time to time without further notice.

                          SECURITY OWNERSHIP BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of Common Stock of the Company which were owned beneficially as of April 1, 1999 by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each Director, (iii) each Named Executive Officer (see "Executive Compensation") and (iv) the Directors and Executive Officers of the Company as a group:


        Name and Address of Beneficial Owner (1)                   Common Stock Beneficially Owned
        ------------------------------------------------    ---------------------------------------
          Directors and Executive Officers                           Shares          Percent
        --------------------------------------------              --------------    ----------

             William A. Dambrackas (2) (3)                              738,761      13.1%
             Mark Kacer (2)                                             165,856       3.1%
             Robert F. Gintz (2)                                         64,789       1.2%
             Robert S. Sowell (2)                                        78,097       1.4%
             Thomas E. Garrett (2)                                       25,516         *
             Robert F. Williamson, Jr. (2) (4)                           21,750         *
             James J. Felcyn, Jr. (2)                                    15,000         *
                                                                  --------------
             All directors and executive officers
                 as a group (7 persons) (2) (3) (4)                   1,109,769      18.8%
                                                                  ==============
          5% Beneficial Owners,
        --------------------------------------------
             Greenville Capital Management, Inc.
             P.O. Box 220 --
             Rockland, DE 19732 (5)                                     438,085       8.1%

             IG Investment Management
             1 Canada Ctr.
             447 Portage Avenue
             Winnipeg, MB, Canada R3C 3B6(6)                            318,900       5.9%

             FMR Corp.
             82 Devonshire Street
             Boston, MA 02109 (5)                                       307,600       5.7%

             G. Kevin Doren
             8202 Avalon Drive
             Mercer Island, WA 98040 (5)                                284,556       5.3%

(*)   Less than 1%.
(1) Unless otherwise indicated, (i) the address of each of the beneficial owners is c/o Equinox Systems Inc., One Equinox Way, Sunrise, FL 33351,
      (ii) all shares are owned directly, (iii) each person has sole investment and voting power, and (iv) the share ownership is as of April 1, 1999.
(2) Includes shares of Common Stock subject to stock options exercisable within 60 days of April 1, 1999 in the following amounts: Mr. Dambrackas (321,577), Mr. Kacer (77,446), Mr. Gintz (64,789), Mr. Sowell (69,847),
      Mr. Garrett (25,516), Mr. Williamson (17,750), Mr. Felcyn (15,000) and all directors and executive officers as a group (591,925).
(3)   Includes 30,000 shares held by Mr. Dambrackas as custodian for his children.
(4)   Includes 750 shares held by Mr. Williamson's spouse.
(5) Based on information included on Schedule 13 G, which reports share ownership as of December 31, 1998.
(6) Based on information reported by the Nasdaq National Market as of December 31, 1998.

                                       3

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

NOMINEES

          The Articles of Incorporation of the Company provide that the Board of Directors shall consist of at least one director, with the exact number of directors to be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at four for the ensuing year. Each director elected at the Meeting will serve for a term expiring at the 2000 Annual Meeting of Shareholders, expected to be held in June 2000, or until his successor has been duly elected and qualified.

          The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to serve; however, in the event that a nominee for a directorship to be elected by the holders of Common Stock is unable to serve or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other persons as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.

          The following table sets forth certain information with respect to each nominee for election to the Board of Directors of the Company:


                                                                                   Director
           Name (1)                     Position(s) with the Company                Since
-------------------------------    ---------------------------------------        -----------

William A. Dambrackas              President, Chief Executive Officer,               1983
                                   Chairman of the Board of Directors
Mark Kacer                         Vice President, Finance and Administration,       1993
                                   Chief Financial Officer and Director
Robert F. Williamson, Jr. (2)      Director                                          1995
James J. Felcyn Jr. (2)            Director                                          1998

(1) See "Management - Executive Officers and Directors" for biographical information.

(2) Member of the Audit Committee and the Compensation Committee of the Board of Directors.

COMMITTEES

          The principal standing committees of the Board of Directors include the Audit Committee and the Compensation Committee.

          The Audit Committee is currently comprised of Mr. Felcyn and Mr. Williamson. The Audit Committee meets with management regarding the internal controls of the Company and the objectivity of its financial reporting. The Committee also meets with the Company's independent auditors and with appropriate Company financial personnel concerning these matters. Other functions of the Audit Committee include recommending to the directors the appointment of the independent auditors and reviewing the Company's audited financial statements and the auditors' report thereon with the auditors and management. The Audit Committee met once during the year ended December 31, 1998.

          The Compensation Committee is currently comprised of Mr. Felcyn and Mr. Williamson. The Compensation Committee's responsibilities consist of recommending, reviewing and approving the salary and fringe benefits policies of the Company, reviewing compensation policies for directors and reviewing and approving the compensation of officers of the Company. The Compensation Committee's responsibilities also include administering the Company's Stock Option Plans and recommending and approving stock options granted under those plans. The Compensation Committee also reviews the Company's employee benefit plans and recommends amendments to the plans, subject to approval by the Company's Board of Directors and the shareholders of the Company, where appropriate. The Compensation Committee met two times during the year ended December 31, 1998.


ADDITIONAL INFORMATION CONCERNING DIRECTORS

          The Company pays each director who is not an officer or employee of the Company a fee of $2,000 for attendance at each meeting of the Board of Directors, up to a maximum of $16,000 per year. In addition, the Company's directors are reimbursed by the Company for their travel expenses incurred in connection with their attendance at meetings. The Company has established for its independent directors the Directors Stock Option Plan, which provides for an automatic grant of an option to purchase 15,000 shares of Common Stock upon a person's election as a director and an automatic grant of an option to purchase an additional 3,750 shares of Common Stock upon each re-election as a director of the Company, in both instances at an exercise price equal to the fair market value of the Common Stock on the date of the grant. A total of 120,000 shares of Common Stock have been reserved for issuance upon exercise of options granted under the Directors Stock Option Plan of which 41,250 are currently available for stock option grants. Options granted under the Directors Stock Option Plan generally become exercisable, in full, six months after the date of grant and expire five years after the date of grant. The Board of Directors, in its discretion, may cancel all options granted under the Directors Stock Option Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Plan. Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors.

          The Board of Directors of the Company held a total of eight meetings during the year ended December 31, 1998. Each current Director attended all of the meetings of the Board of Directors and the meetings of the committees, if any, on which they served.

                        MANAGEMENT - EXECUTIVE OFFICERS AND DIRECTORS

                                                                                Executive        Director
                               Age        Position(s) with the Company           Officer           Since
--------------------------    -------    --------------------------------       ---------        --------

William A. Dambrackas           55    President, Chief Executive Officer            1983           1983
                                         Chairman of the Board of Directors
Mark Kacer                      42    Vice President, Finance & Administration,     1990           1993
                                         Chief Financial Officer and Director
Robert F. Gintz                 42    Vice President, Development                   1988            --
Robert S. Sowell                52    Vice President, Technical Operations          1995            --
Thomas E. Garrett               63    Vice President, Sales                         1996            --
Robert F. Williamson, Jr.       54    Director                                       --            1995
James J. Felcyn, Jr.            56    Director                                       --            1998



         WILLIAM A. DAMBRACKAS founded the Company in February 1983 and has served as President, Chief Executive Officer and a director since its inception. Mr. Dambrackas has also served as Chairman of the Board of Directors since February 1993. Mr. Dambrackas is currently a member of the Board of Directors of Focus Enhancements, Inc., a supplier of video scan conversion products to the computer display and television industries.

         MARK KACER joined the Company in 1986 as Manager of Financial Accounting. Since that time he has held several positions at the Company, including Director, Sales and Service Administration. Since April 1992, Mr. Kacer has served as Vice President, Finance and Administration and Chief Financial Officer. Mr. Kacer has also served as a member of the Board of Directors since February 1993.

         ROBERT F. GINTZ joined the Company in 1985 as Director of Marketing. Since that time he has held several positions at the Company, including Vice President, Marketing. Since April 1993, Mr. Gintz has served as Vice President, Development.

         THOMAS E. GARRETT joined the Company in 1995 as Director of Distribution Sales. Since August 1996, Mr. Garrett has served as Vice President, Sales.

          ROBERT S. SOWELL joined the Company in 1984 as Manager of Sales Support. Since that time he has held several positions at the Company, including Director, Technical Services. Since February 1995, Mr. Sowell has served as Vice President, Technical Operations.

         ROBERT F. WILLIAMSON, JR. has served as a Director of the Company since June 1995. Mr. Williamson is a founder of Data Net Corporation and has been its Vice President - Finance and Chief Financial Officer since its inception in 1984. Data Net develops and markets Enterprise Application software and systems that complement and enhance Enterprise Resource Planning (ERP) software deployed in factories and warehouses.

          JAMES J. FELCYN, JR. has served as a director of the Company since May 1998. Mr. Felcyn has been Chief Financial Officer and Treasurer of Citrix Systems, Inc., a leading provider of thin client/server system software, since July 1994. Prior to joining Citrix, Mr. Felcyn served as Chief Financial Officer of NDL Products, Inc., a manufacturer of sporting goods. Mr. Felcyn accepted this position in April 1994 at the request of the secured lender of NDL, and as a condition to debtor-in-possession financing for NDL, which filed a Chapter 11 bankruptcy proceeding in the United States Bankruptcy Court for the Southern District of Florida. Prior to that time, Mr. Felcyn was Vice President of Finance of Boca Research, Inc., a manufacturer of computer peripheral products, from April 1992 to December 1993. Mr. Felcyn is currently a member of the Board of Directors of Smith-Gardner & Associates Inc., a supplier of software solutions to the non-store marketing industry.

EXECUTIVE COMPENSATION

          The following table summarizes the compensation paid by the Company during the years ended December 31, 1998, 1997 and 1996 to its Chief Executive Officer and the other executive officers of the Company whose aggregate compensation exceeded $100,000 (the Chief Executive Officer and such other executive officers are sometimes hereinafter collectively referred to as the "Named Executive Officers").



                                       SUMMARY COMPENSATION TABLE

                                                                                           All Other
                                                     Annual                Long-Term     Compensation
                                                Compensation (1)         Compensation         (4)
                                            -------------------------   -------------    -------------
                                                                            Options
                                    Year      Salary      Bonus (2)       Granted (3)
-------------------------------    -------  -----------  ------------   ---------------  -------------

William A. Dambrackas              1998      $ 211,964     $ 325,000        140,000        $  1,000
President                          1997        201,781       198,000         97,500          24,538
                                   1996        198,290       127,000        165,000          19,750

Mark Kacer                         1998        127,516        83,000         28,000           1,000
V.P. Finance & Administration      1997        122,184        65,000         15,000           1,000
                                   1996        120,667        37,000         82,500           1,000

Robert F. Gintz                    1998        154,439        78,000         28,000           1,000
V.P. Development                   1997        147,376        65,000         15,000           1,000
                                   1996        140,283        37,000         82,500           1,000

Robert S. Sowell                   1998        107,064        42,000         20,000           1,000
V.P. Technical Operations          1997        101,857        20,000         15,000           1,000
                                   1996        100,548        13,000         30,000           1,000

Thomas E. Garrett (5)              1998        147,121       24,000          20,000           1,000
V.P. Sales                         1997        130,051           --          15,000           1,000
                                   1996        118,961           --          24,000           1,000

(1) Except as noted in Footnote (4), the amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the Named Executive Officers. The aggregate amount of such compensation for each Named Executive Officer is less than 10% of the total of annual salary and bonus of such officer.

(2) Represents bonuses paid during the year indicated. Does not include amounts for 1998 bonuses, which were determined and paid during 1999. The Compensation Committee has the authority to grant discretionary annual bonuses to its executive officers and employees. The Compensation Committee intends to continue such policy in the future. During February 1999, the Company paid approximately $633,000 for bonuses for all Named Executive Officers with respect to 1998, all of which had been accrued at December 31, 1998.

(3) See the table under "Stock Options Granted During 1998" below for additional information about these options.

(4) Represents $1,000 matching contributions to the accounts of each Named Executive Officer under the Company's 401(k) savings plan. Amounts paid to Mr. Dambrackas in 1997 and 1996 include payments of $23,538 and $18,750, respectively, for earned but unused vacation pay.

(5) Mr. Garrett's salaries shown for 1998, 1997 and 1996 include sales commission payments of $80,358, $65,648 and $58,373, respectively.

OPTION GRANTS TABLE

         The following table sets forth certain information concerning grants of stock options made during 1998 to the Named Executive Officers all of which were made pursuant to the Company's 1993 Stock Option Plan. The Board of Directors did not grant any stock appreciation rights in 1998.


                                          STOCK OPTIONS GRANTED DURING 1998


                                                                                   Potential Realizable Value at
                                             % of Total                              Assumed Annual Rates of
                                                Options                             Stock Price Appreciation for
                               Number        Granted to    Exercise                      Full Option Term (4)
                              of Options      Employees     Price    Expiration  -------------------------------
                               Granted      in 1998 (3)   Per Share     Date             5%              10%
-------------------------- --------------   -----------   ---------  -----------   -------------   --------------

                           105,000 (1)         31.4%         $ 7.84       7-6-08       $ 517,706      $ 1,311,969
William A. Dambrackas       35,000 (2)         10.5            7.84       7-6-08         172,569          437,323

                            21,000 (1)          6.3            7.84       7-6-08         103,541          262,394
Mark Kacer                   7,000 (2)          2.1            7.84       7-6-08          34,514           87,465

                            21,000 (1)          6.3            7.84       7-6-08         103,541          262,394
Robert F. Gintz              7,000 (2)          2.1            7.84       7-6-08          34,514           87,465

                            15,000 (1)          4.5            7.84       7-6-08          73,958          187,424
Robert Sowell                5,000 (2)          1.5            7.84       7-6-08          24,653           62,475

                            15,000 (1)          4.5            7.84       7-6-08          73,958          187,424
Thomas E. Garrett            5,000 (2)          1.5            7.84       7-6-08          24,653           62,475



(1) 3/16 of the number of shares granted to each Executive Officer became exercisable six months after the date of grant and the balance of the shares become exercisable in 13 equal quarterly installments thereafter.

(2)      Grants are exercisable on July 1, 2007.

(3) Options to purchase 352,750 shares were granted in the year ended December 31, 1998. Of such amount, 18,750 options were granted to non-employee directors pursuant to the Company's Directors Stock Option Plan. The percentage shown in this column represents the percentage arrived at by dividing the number of options granted to the Named Executive Officers by the total number of options (334,000) granted to employees.

(4) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming an initial value of $7.84 per share, and the specified compound rates of appreciation of the Common Stock over the term of the options. These numbers do not take into account the terms of such options providing for forfeiture of unexercised options following termination of employment, nontransferability or applicable vesting schedules.


AGGREGATED YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning (i) options exercised during 1998 by the Named Executive Officers, the value realized at the time of exercise, and (ii) the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 1998, assuming a value per share of Common Stock of $11.44 which was the average of the high and low sales price for the Common Stock on the Nasdaq National Market System on December 31, 1998. (The Board of Directors has never granted any stock appreciation rights).




         STOCK OPTIONS EXERCISED DURING 1998 AND YEAR-END OPTION VALUES

                                Number of                         Number of           Value of Unexercised
                                 Shares                       Unexercised Options     In-the-Money Options
                               Acquired on                    at December 31, 1998    at December 31, 1998
                                Exercise                        Exercisable (E)         Exercisable (E)
                               During 1998   Value Realized     Unexercisable (U)       Unexercisable (U)
-------------------------     ------------- ---------------- --------------------     --------------------

William A. Dambrackas            80,616    $    368,752         245,637 (E)          $  1,392,762 (E)
                                                                291,863 (U)             1,269,604 (U)

Mark Kacer                      122,910         816,668          53,444 (E)               244,239 (E)
                                                                 81,896 (U)               380,816 (U)

Robert F. Gintz                 196,167       1,964,907          40,787 (E)               210,869 (E)
                                                                 81,896 (U)               380,816 (U)

Robert S. Sowell                 15,000         177,562          57,655 (E)               358,614 (E)
                                                                 44,845 (U)               192,385 (U)

Thomas E. Garrett                11,625         112,279          11,264 (E)                64,993 (E)
                                                                 49,986 (U)               232,935 (U)

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee's general philosophy with respect to the compensation of its executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. Such compensation programs include a base salary and annual bonus as well as a stock option plan designed to provide long-term incentives.

        The Chief Executive Officer's 1998 salary was established by the Compensation Committee in January 1998. The Compensation Committee determined the base salary based upon a number of factors including the Chief Executive Officer's contribution to the Company since its inception, his level of base salary in prior years, his accomplishments in the prior year in relation to objective goals and the compensation of chief executives in similarly situated companies. The bonus determined and paid in 1998 related to the Chief Executive Officer's performance in the prior year. The amount of the bonus was discretionary on the part of the Compensation Committee and was based upon prior years' bonuses, accomplishments of the Chief Executive Officer in 1997 toward goals established in 1997, and the compensation paid to chief executive officers in similarly situated companies.

        The 1998 salaries of the other Named Executive Officers were also established in January 1998 by the Compensation Committee. The base salaries of the other Named Executive Officers were determined by considering a number of factors including the individual officers' years of service with the Company, their level of base salary in prior years, responsibilities and importance to the Company, accomplishments in relation to specific goals, and the compensation of similarly situated officers in similarly situated companies. The bonuses determined and paid in 1998 related to the executive officers' performance in the prior year. The amounts of the bonuses were discretionary on the part of the Compensation Committee. One of the most significant factors considered was the input of the Chief Executive Officer as to the performance of the other executive officers.

        While the Compensation Committee does review the Named Executive Officers' performance against objective goals and in light of similarly situated officers in similarly situated companies, the review and analysis is informal and subjective. The Compensation Committee does not review formal analyses or documentation, but instead relies on the business experience and judgement of its individual members.

      The Company maintains the 1993 Stock Option Plan, which is designed to attract and retain qualified and competent persons who are involved in the business of the Company, including key employees and officers and directors upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In 1998, Mr. Dambrackas, the other Named Executive Officers and other key employees of the Company were granted an aggregate of 334,000 stock options under the 1993 Stock Option Plan.


                                ROBERT F. WILLIAMSON, JR.

                                JAMES J. FELCYN, JR.

PERFORMANCE GRAPH

        The following graph shows the cumulative total return on the Company's Common Stock since December 31, 1993, compared to the returns of Nasdaq Composite Index, the Nasdaq Computer Manufacturer Index and an industry group index described below. The graph assumes $100 was invested on December 31, 1993 in the Company's Common Stock, the Nasdaq Index, the Nasdaq Computer Manufacturer Index and the industry group index.


                        60 MONTH CUMULATIVE TOTAL RETURN



                                                     12/93        12/94       12/95       12/96       12/97        12/98
             ---------------------------------    --------    ---------     -------    --------     -------     --------

             Equinox Systems Inc.                   $ 100         $147       $ 169       $ 200       $ 378        $ 400
             Nasdaq Stock market - U.S.               100           98         138         170         209          293
             Nasdaq Computer Manufacturer             100          110         173         232         281          610
             Industry Group                           100           94         147         148          94           91

(1) Cumulative total return is defined as stock price appreciation plus dividends paid, assuming reinvestment of all such dividends.

(2) The industry group index is comprised of eight other high technology companies which operate in the same industry, offer similar type products and have similar type customers to that of the Company. The index includes: ACT Network Inc., Ariel Corporation, Boca Research, Inc., Brooktrout Technology, Inc., Digi International Inc., Interphase Corporation, Performance Technologies Incorporated and SBE, Inc. Investments in the industry group index have been weighted based on the company's relative market capitalization at the beginning of each year. It is the intention of the Company to replace the Nasdaq Computer Manufacturer Index with the industry group index shown above in future years.


                 PROPOSAL TO APPROVE AMENDMENT TO THE COMPANY'S
                             1993 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

        On February 27, 1999, the Compensation Committee of the Company's Board of Directors adopted, subject to approval by the Company's shareholders, an amendment to the 1993 Stock Option Plan ("the 1993 Plan" or "the Plan") to increase the number of shares eligible for grant under the Plan from 2,025,000 to 2,275,000. The material features of the Plan, as amended by the foregoing amendment (the "Amendment") are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Plan, including the Amendment, attached hereto as Exhibit A. The bold faced portions of the Plan reflect the proposed Amendment to be voted on at the Annual Meeting. Unless the context otherwise requires, the "Plan" refers to the Plan as amended by the Amendment.

        Approval of the Amendment to the 1993 Plan by the Company's shareholders is one of the conditions of Rule 16b-3, a rule promulgated by the SEC that provides an exception from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the acquisition of options and certain other transactions by officers and directors of the Company. The Board of Directors believes that stock options are an important incentive to attract and retain qualified and competent personnel. Substantially all shares previously reserved under the Plan have been granted by the Board of Directors to key employees and officers of the Company. The Compensation Committee has determined that, from time to time, additional grants of stock options to key employees and officers will further the interest of the Company. Accordingly, shareholder approval of the Amendment is being sought in connection with this Proxy Statement.

        The purpose of the 1993 Plan is to advance the interests of the Company and by providing an additional incentive to attract and retain qualified and competent persons who provide management services, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the 1993 Plan authorizes the granting of incentive or nonqualified stock options to purchase Common Stock to persons satisfying the description above, to be selected from the class of all regular employees of the Company, including directors and officers, the financing of the exercise of options and the amount of taxes payable in connection therewith, and the use of already owned Common Stock as payment of the exercise price for options granted under the 1993 Plan (such provisions being at times referred to herein as the "Stock Swap").

        The 1993 Plan is administered by a committee consisting of two or more directors designated by the Board of Directors (the "Committee"). The Board has designated its Compensation Committee to administer the 1993 Plan. The Committee in its sole discretion, determines the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee has full power and authority to construe and interpret the 1993 Plan, and the acts of the Committee are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the 1993 Plan and all persons or entities claiming by or through such persons.

TERMS AND CONDITIONS

        All options granted under the Plan are to be evidenced by a written agreement between the Company and the grantee. Such agreements are to contain vesting schedules and other terms and conditions as the Committee prescribes, consistent with the Plan.

        Since July 1996, all option recipients have also entered into a "Trade Secrets and Non-Compete Agreement" which, if violated, will cancel stock options granted after June 20, 1996 and require the option recipient to return to the Company any profit realized from the exercise of stock options after the violation or up to one year before the violation. The "Trade Secrets and Non-Compete Agreement" for executive officers, in addition to the conditions above, also applies to stock options granted to them prior to June 20, 1996.

        Under the 1993 Plan, the option price per share is the amount determined in the discretion of the Committee, provided that the option price per share for incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. As long as the Common Stock is approved for quotation on the Nasdaq National Market, then for purposes of the Plans, the term "fair market value" is defined as the mean of the closing bid and asked prices for the Common Stock quoted on the Nasdaq National Market. On April 1, 1999, the closing bid and asked prices per share of Common Stock as reported on the Nasdaq National Market were $9.13 and $9.38 respectively. The exercise price of an option may be paid in cash, or at the sole discretion of the Committee, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. The 1993 Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. Cash payments will be used by the Company for general corporate purposes. Payments made in Common Stock must be made by delivery of stock certificates in negotiable form.

        The use of already owned shares of Common Stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option.

        No option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by such optionee. The expiration date of an option granted pursuant to the 1993 Plan will be determined by the Committee at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee determines. Options granted on or prior to February 24, 1996 also become exercisable immediately upon the occurrence of certain events or transactions. On February 24, 1996, the Compensation Committee amended the Plan to eliminate this automatic vesting for options granted after that date, however the Committee may grant options with special vesting provisions or accelerate vesting on any option.

        The unexercised portion of any option granted under the Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the Plans); or (ii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d) (i) one year after the date on which the optionee's employment is terminated by reason of the death of the employee; or (ii) three months after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

        To prevent dilution of the rights of a holder of an option, the Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any subdivision or consolidation of shares, any stock dividend, recapitalization or other capital adjustment of the Company. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the Plan.

AMENDMENTS

        The Plan will expire on February 22, 2003, and any option outstanding on such date will remain outstanding until it has either expired or has been exercised. The Committee may amend, suspend or terminate the 1993 Plan at any time, provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without the affected optionee's written consent. In addition, the Committee may not amend the 1993 Plan to (a) increase the number of shares of Common Stock reserved for issuance or change the class of persons eligible to receive options, without first obtaining shareholder approval, (b) permit the granting of options that expire beyond the maximum 10-year period, or (c) extend the termination date of the 1993 Plan.

FEDERAL INCOME TAX EFFECTS

        The Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        The Plan permits the Committee to grant either "incentive stock options" or nonqualified stock options. To date, all options granted under the Plan have been nonqualified stock options. An optionee granted a nonqualified stock option will generally recognize, at the date of exercise of such nonqualified stock option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the nonqualified stock option. This taxable ordinary income will be subject to Federal income tax withholding. A Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies any applicable withholding obligation with respect to such income.

        The Federal income tax treatment is somewhat different for officers and directors of the Company ("Reporting Persons") as a result of the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. If a Reporting Person exercises an option prior to the expiration of the holding period required by Rule 16b-3 (which holding period lasts for six months following the acquisition of the option), unless the Reporting Person makes an 83(b) Election, as described below, the Reporting Person will recognize ordinary income upon the expiration of the holding period or such earlier date on which the person ceases to be a Reporting Person. The amount of ordinary income will be equal to the difference between the exercise price of the option and the fair market value of the shares at the time that the income is recognized. A Reporting Person, however, is entitled to elect under Section 83(b) of the Code (the "83(b) Election"), within 30 days after exercising an option, to treat as ordinary income the excess of the fair market value of the shares covered by the option on the date of exercise over the exercise price and no further ordinary income will be recognized irrespective of whether the fair market value of the shares has increased or decreased at the expiration of the applicable period under
Section 16(b). The Company's deduction is dependent upon when a Reporting Person recognizes ordinary income.

        If an optionee exercises a nonqualified stock option by delivering other shares, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise (which is equal to the number of shares surrendered on such exercise) will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

OPTIONS GRANTED AND OUTSTANDING UNDER THE 1993 PLAN

        As of April 1, 1999, the Board of Directors had granted nonqualified stock options under the 1993 Plan to purchase a total of 1,816,712 shares of Common Stock of which 1,175,597 are outstanding (as shown in the following table). All stock options granted have an exercise price equal to the fair market value of the Common Stock as determined by the Compensation Committee as of the date of the grant and have a term of ten (10) years. Options granted to employees other than the Named Executive Officers will become exercisable in 16 equal quarterly installments beginning with the date of grant. Options granted to the Named Executive Officers will have 3/16 of the total number of shares granted becoming exercisable six months after the date of grant and the balance exercisable in 13 equal quarterly installments thereafter except for certain options granted that are exercisable on July 1, 2007. For additional information about such option grants, see "Executive Compensation" above.

               STOCK OPTIONS OUTSTANDING PURSUANT TO THE 1993 PLAN

                                                                       Outstanding Options
                         ----------------------------------------      -------------------
                         William A. Dambrackas                                537,500
                         Mark Kacer                                           116,692
                         Robert F. Gintz                                      122,683
                         Robert S. Sowell                                      87,500
                         Thomas E. Garrett                                     61,250
                                                                           ------------
                         Total of all executive officers as a group
                         (5 persons)                                          925,625
                                                                           ============
                         Total of all employees as a group,
                         including executive officers (45 persons)          1,175,597
                                                                           ============

        Because persons to whom future grants of stock options are to be made will be determined from time to time by the Compensation Committee in its discretion, it is impossible at this time to indicate the precise number, name or position of persons who will hereafter receive options or the number of option shares which will be granted under the 1993 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY'S 1993 STOCK OPTION PLAN.


           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The Company's independent certified public accountant for the year ended December 31, 1998 was, and for the year ended December 31, 1999 will be, the firm of Arthur Andersen LLP. Representatives of such firm are expected to attend the Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSALS

        Any proposal by a shareholder intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than January 6, 2000 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

        The Board of Directors knows of no other matters to be presented at the Meeting. Should any unanticipated business properly come before the Meeting, however, it is intended that the holders of proxies solicited hereby will vote thereon at their discretion.

        The Company's Annual Report to its shareholders is being mailed with this proxy statement; however, the Annual Report does not form a part of this proxy statement or the Company's solicitation of proxies.

                                          By Order of the Board of Directors,


                                          MARK KACER
                                          SECRETARY

Ft. Lauderdale, Florida
April 19, 1999

                                                                       EXHIBIT A
                                                             (AMENDMENT IN BOLD)

                              EQUINOX SYSTEMS INC.
                   ------------------------------------------

                       1993 STOCK OPTION PLAN, AS AMENDED
                   ------------------------------------------


1. PURPOSE. The purpose of this Plan is to advance the interests of EQUINOX SYSTEMS INC., a Florida corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent persons who are key employees of the Company, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

         (c) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

         (d) "Director" shall mean a member of the Board.

         (e) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

              (i) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

              (ii) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

              (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a director from being a Disinterested Person.

         (f) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be

              (i) if the common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transaction are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation,

              (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or

              (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for common Stock on at least five of the ten preceding days.

         (g) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

         (h) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (i) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

         (j) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer and any other person who the Company identifies as an "executive officer" for purposes of reports or proxy materials filed by the Company pursuant to the Securities Exchange Act.

         (k) "Option" (when capitalized) shall mean any option granted under this Plan.

         (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

         (m) "Plan" shall mean this Stock Option Plan for the Company.

         (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (o) "Share(s)" shall mean a share or shares of the Common Stock.

3. SHARES AND OPTIONS. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to TWO MILLION TWO HUNDRED AND SEVENTY FIVE THOUSAND (2,275,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

4. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422(b) are exercisable for the first time by an individual during any calendar year (under all plans of the Company), exceeds $100,000. Notwithstanding any other provision of this Plan, no Plan participant may be granted options for more than 40% of the aggregate number of shares available under the Plan.

5.   CONDITIONS FOR GRANT OF OPTIONS

     (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular employees of the Company, including employees who are also Directors or Officers. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

     (b) In granting Options, the Committee may take into consideration the contribution the person has made to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation,

         (i) prescribing the date or dates on which the Option becomes exercisable,

         (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or

         (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

     (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company.

     (d) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Director or Officer unless the grant of such Options is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 13 of this Plan and all of whose members are Disinterested Persons.

6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

7.   EXERCISE OF OPTIONS. An Option shall be deemed exercised when

         (i) the Company has received written notice of such exercise in accordance with the terms of the Option,

         (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and

         (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements.

     Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of an Option granted hereunder. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall

         (i)   provide for full recourse to the maker,

         (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option,

         (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and

         (iv) contain such other terms as the Committee in its sole discretion shall require.

     No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

8. EXERCISABILITY OF OPTIONS. Any option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

     (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

     (b) Unless otherwise provided in any Option, each outstanding Option granted on or prior to February 24, 1996 shall become immediately fully exercisable

         (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

         (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

         (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

     (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

     (d) Options granted to Officers and Directors shall not be exercisable until the expiration of a period of at least six months following the date of grant.

9.   TERMINATION OF OPTION PERIOD

     (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

         (i) three months after the date on which the Optionee's employment is terminated or, in the case of a Non-Statutory Stock Option, and unless the Committee shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment is terminated, in either case for any reason other than by reason of

              (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's wilful misconduct or gross negligence,

              (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or

              (C) death;

         (ii) immediately upon the termination of the Optionee's employment for Cause;

         (iii) one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

         (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the employee, or

              (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

     (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or(iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

10.  ADJUSTMENT OF SHARES

     (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

         (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

         (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

     (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(ii) or (iii) hereof.

     (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate

              (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business;

              (ii)  any merger or consolidation of the Company;

              (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options;

              (iv)  the dissolution or liquidation of the Company;

              (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or

              (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

11. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

12. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

     (a) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Share and

     (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

13. ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons to the extent required by Section 5(d) hereof. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

     (c) Any and all decisions or determinations of the Committee shall be made either

         (i)  by a majority vote of the members of the Committee at a meeting or

         (ii) without a meeting by the unanimous written approval of the members of the Committee.

14. INCENTIVE OPTIONS FOR 10% SHAREHOLDERS. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its subsidiary [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

15.  INTERPRETATION.

     (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

     (b) This plan shall be governed by the laws of the State of Florida.

     (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

     (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

16. AMENDMENT AND DISCONTINUATION OF THE PLAN. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the shareholders of the Company,

     (a) materially increase the benefits accruing to participants under the Plan,

     (b) materially increase the number of securities which may be issued under the Plan, or

     (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on the 10th anniversary of the effective date.

         COMMON STOCK PROXY

                              EQUINOX SYSTEMS INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned holder of shares of Common Stock of EQUINOX SYSTEMS INC., a Florida Corporation (the"Company"), hereby appoints William A. Dambrackas and Mark Kacer, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Weston Hills Country Club, 2600 Country Club Way, Weston, Florida at 10:30 a.m., local time, June 10, 1999, and at all adjournments thereof with authority to vote said Common Stock on the matters set forth on the reverse side:

      The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder, who shall be entitled to one vote for each share of Common Stock held. If no direction is made, this Proxy will be voted for each item listed on the reverse side.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                     Please mark, sign, date and mail your
                      proxy card back as soon as possible

                         Annual Meeting of Shareholders
                              EQUINOX SYSTEMS INC.

                                  June 10, 1999






                 Please Detach and Mail in the Envelope Provided


A   [X]   Please mark your
          votes as in this
          examples.


         FOR nominees        WITHHOLD        The Board of Directors
         Listed at right,    AUTHORITY       recommends a vote FOR
         except as marked    to vote         each prosposal
         to the contrary     for nominees
         below)

1. ELECTION                                  NOMINEES: William A. Dambrackas
   OF                                                  Mark Kacer
   DIRECTORS  -----------   -------------              James J. Felcyn, Jr.
                                                       Robert F. Williamson, Jr.

(Instruction: To withhold authority to vote for any individual nomininee, strike a line through that nominee's name on the list at right.)


                                          FOR      AGAINST       ABSTAIN
2. AMENDMENT TO THE 1993 STOCK
   OPTION PLAN                          ------    ---------      --------

   Amendment to reserve an additional 250,000 shares of Common Stock for issuance upon exercise of stock options under the 1993 Stock Option Plan.

3. In their discretion, upon such other business as may be properly brought before the meeting and each adjournment thereof.



THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS MENTIONED.

PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE. Y0UR PROMPT ATTENTION WILL BE APPRECIATED.





(Signature)_______________________ (Signature)________________ Date       , 1999
Note: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ABOVE EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND AGENTS SHOULD GIVE THEIR FULL TITLES AND SUBMIT EVIDENCE OF APPOINTMENT UNLESSS PREVIOUSLY FURNISHED TO THE COMPANY OR ITS TRANSFER AGENT. ALL JOINT OWNERS SHOULD SIGN.